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                                                                   Exhibit 99.1



                                 PRESS RELEASE
                          CENTURY COMMUNICATIONS CORP.

CONTACT: SCOTT N. SCHNEIDER, CFO

PHONE:   203-972-2000

OR       LOUIS FRIEDMAN
         DONALDSON, LUFKIN & JENRETTE
         212-892-3545

NEW CANAAN, CT-December 16, 1998-Century Communications Corp. today announced that its Board of Directors has determined to explore strategic alternatives available to the company.

     The company has engaged the services of Donaldson, Lufkin and Jenrette to assist it in exploring these various available strategic alternatives.

     Century Communications Corp. is the ninth largest operator of cable television systems in the United States with significant concentrations of subscribers in Los Angeles, CA, Colorado Springs, Co. and Puerto Rico. The Company owns and operates 72 cable television systems in 25 states and Puerto Rico serving in excess of 1,300,000 basic subscribers.